EXHIBIT 24
BREEZE-EASTERN CORPORATION
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald C. Harvey and Joseph F. Spanier, and each of them, as his or her, true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all documents and amendments relative to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Dalton John H. Dalton	Chairman of the Board	January 25, 2007

/s/ Thomas V. Chema Thomas V. Chema	Director	January 25, 2007

/s/ Jan Cope Jan Cope	Director	January 25, 2007

/s/ Joseph S. Bracewell Joseph S. Bracewell	Director	January 25, 2007

/s/ Gail F. Lieberman Gail F. Lieberman	Director	January 25, 2007

Signature	Title	Date

/s/ William M. Shockley William M. Shockley	Director	January 25, 2007

/s/ William J. Recker William J. Recker	Director	January 25, 2007

/s/ Robert L.G. White Robert L.G. White	Director, President and Chief Executive Officer	January 25, 2007

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